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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            REALTY INCOME CORPORATION
             (Exact name of registrant as specified in its charter)

              Maryland                                    33-0580106
     (State of Incorporation)               (IRS Employer Identification Number)



   220 West Crest Street, Escondido, California                     92025
     (Address of principal executive offices)                    (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of securities        registration of a class of securities
pursuant to Section 12(b) of the             pursuant to Section 12(g) of the
Exchange Act and is effective                Exchange Act and is effective
pursuant to General Instruction A.(c),       pursuant to General Instruction A.(d),
please check the following box. /X/          please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange on which
       to be so registered                     each class is to be registered
       -------------------                     ------------------------------
9 1/2% Class C Cumulative Redeemable           New York Stock Exchange, Inc.
Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of up to 1,380,000 shares of 9 1/2% Class C Cumulative Redeemable Preferred Stock (the "Preferred Stock") of Realty Income Corporation, a Maryland corporation (the "Registrant"). A description of the Preferred Stock is incorporated herein by reference to the Section entitled "Description of Class C Preferred Stock" in the Registrant's Prospectus Supplement relating to the Preferred Stock which was filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) on July 28, 1999, and the Section entitled "Description of Preferred Stock" in the related prospectus dated July 14, 1999 filed with the SEC on July 21, 1999.

Item 2.   EXHIBITS


1. Articles of Incorporation, incorporated herein by reference to Appendix B in the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 1997.

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2.  Bylaws as amended and restated, incorporated herein by reference to
    Appendix C in the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 1997.

3. Rights Agreement, dated as of June 25, 1998 between Realty Income Corporation and The Bank of New York incorporated herein by reference from the form of Articles Supplementary of the Class A Junior Participating Preferred Stock of Realty Income Corporation as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 26, 1998.

4. Articles Supplementary relating to the 9 3/8% Class B Cumulative Redeemable Preferred Stock, dated May 24, 1999 and incorporated herein by reference to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 25, 1999.

5. Articles Supplementary relating to the 9 1/2% Class C Cumulative Redeemable Preferred Stock, dated July 29, 1999.


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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                            REALTY INCOME CORPORATION

Dated:  July 29, 1999         By: /s/ Michael R. Pfeiffer
                              --------------------------------------------
                               Name: Michael R. Pfeiffer
                               Title: Senior Vice-President, General Counsel
                                      and Secretary


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